SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2009

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30681 (Commission File Number)	22-3203193 (I.R.S. Employer Identification Number)
3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)
(206) 256-4545
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) At the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Dendreon Corporation (the “Company”), which was held on June 10, 2009, the Company’s stockholders approved, among other things, the Dendreon Corporation 2009 Equity Incentive Plan (the “Plan”), which had been presented as Proposal 2 in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2009 (the “Proxy Statement”).
     A brief description of the terms and conditions of the Plan is set forth in the Proxy Statement under the heading “Proposal 2—Approval of the Dendreon Corporation 2009 Equity Incentive Plan,” and such description is incorporated herein by reference. A copy of the Plan is included in the Proxy Statement as Appendix A.

Item 8.01.	Other Events.
     The Company’s Board of Directors previously adopted resolutions approving an amendment to its Amended and Restated Certificate of Incorporation, subject to stockholder approval, to increase the number of authorized shares of common stock from 150,000,000 shares to 250,000,000 shares, and a corresponding increase in the total authorized capital stock from 160,000,000 shares to 260,000,000 shares, consisting of 250,000,000 shares of common stock and 10,000,000 of preferred stock.
     After obtaining stockholder approval of this change at the Annual Meeting, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on June 15, 2009 to give effect to this change. The Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Dendreon Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION
By:	/s/ Greg Schiffman
Greg Schiffman
Senior Vice President, Chief Financial Officer and Treasurer

Date: June 16, 2009

EXHIBIT INDEX

Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Dendreon Corporation.